Exhibit 99.1

Keane Announces Fourth Quarter and Full-Year 2018 Financial and Operational Results

HOUSTON, Texas (February 25, 2019) - Keane Group, Inc. (NYSE: FRAC) (“Keane” or the “Company”) today reported fourth quarter and full-year 2018 financial and operational results.

Results and Recent Highlights

•	Reported fourth quarter 2018 revenue of $486.5 million, compared to third quarter 2018 of $558.9 million

•	Realized fourth quarter 2018 net income of $6.1 million, compared to third quarter 2018 net income of $30.8 million

•	Achieved fourth quarter 2018 Adjusted EBITDA of $88.4 million, compared to third quarter 2018 of $100.9 million

•	Reported annualized Adjusted Gross Profit per fleet of $20.9 million, compared to third quarter 2018 of $20.5 million

•	Delivered full-year 2018 revenue of $2.1 billion, compared to full-year 2017 revenue of $1.5 billion

•	Generated full-year 2018 net cash provided by operating activities of $350.3 million, compared to $79.7 million in 2017

•	Executed $105.0 million of stock repurchases in 2018; Board authorized third program capacity reset to $100.0 million
Fourth Quarter 2018 Financial Results

Revenue for the fourth quarter of 2018 totaled $486.5 million, a decrease of 13% compared to $558.9 million for the third quarter of 2018. Net income for the fourth quarter of 2018 was $0.06 per share, compared to $0.28 per share reported for the third quarter of 2018. Excluding one-time items and other adjustments further discussed below, net income for the fourth quarter of 2018 was $11.4 million, compared to net income of $24.0 million for the third quarter of 2018.

Adjusted EBITDA for the fourth quarter of 2018 totaled $88.4 million, compared to $100.9 million for the third quarter of 2018. Adjusted Gross Profit for the fourth quarter of 2018 was $113.9 million, compared to $122.3 million for the third quarter of 2018.

Selling, general and administrative expenses for the fourth quarter of 2018 totaled $28.5 million, compared to $27.8 million for the third quarter of 2018. Excluding one-time items, selling, general and administrative expenses for the fourth quarter of 2018 totaled $23.2 million, compared to $19.9 million for the third quarter of 2018, driven by investments in technology.

“I am very pleased with our overall fourth quarter financial results which exceeded our outlook,” said Robert Drummond, Chief Executive Officer of Keane. “As expected, conditions were challenging, but our team remained focused on delivering efficiency for customers and controlling costs across our business, resulting in annualized adjusted gross profit per fleet of approximately $21 million. We maintain significant operational flexibility, and have invested in keeping a portion of our idle fleets ready to respond quickly to market demand going forward.”

Full-Year 2018 Financial Results

Revenue for the full-year 2018 totaled $2.1 billion, an increase of 39% compared to $1.5 billion for the full-year 2017. Net income for the full-year 2018 was $59.3 million, compared to a net loss of $36.1 million for the full-year 2017. Net income per share for the full-year 2018 totaled $0.54. Adjusted gross profit for the full-year 2018 was $476.7 million, an increase of 73%, compared to $275.0 million for the full-year 2017.

“Our strong fourth quarter results capped off a successful year for Keane,” said Greg Powell, President and Chief Financial Officer of Keane. “Our winning strategy focuses on partnering with like-minded customers under dedicated agreements who share our commitment to safety, efficiency and innovation. We generated more than $350 million in operating cash flow in 2018, enabling us to fund our robust capital return program, organic and inorganic expansion, capital to keep our fleet fresh and market-ready, and investments in technology and innovation initiatives.”

Completions Services

Revenue for Completion Services totaled $475.2 million for the fourth quarter of 2018, a decrease of 13% compared to $548.4 million for the third quarter of 2018, driven by reduced utilization from customer’s budget exhaustion, early achievement of production targets, and commodity price differentials, in addition to normal weather and seasonality. For the fourth quarter of 2018, Keane had an average of 25.0 fleets deployed, of which, utilization averaged 88%, resulting in the equivalent of 22.0 fully-utilized fleets. Adjusted Gross Profit for Completion Services totaled $114.7 million for the fourth quarter of 2018, compared to $122.7 million for the third quarter of 2018.

Annualized revenue per average deployed hydraulic fracturing fleet for the fourth quarter of 2018 was $86.4 million, compared to $91.4 million for the third quarter of 2018. Annualized Adjusted Gross Profit per fleet totaled $20.9 million, compared to $20.5 million for the third quarter of 2018. Included in our results for the fourth quarter was approximately $15.0 million of investment in labor and maintenance costs associated with keeping several fleets market-ready.

Other Services

Revenue in Other Services for the fourth quarter of 2018 totaled $11.4 million, compared to $10.5 million for the third quarter of 2018.

Fourth Quarter 2018 One-Time Items and Other Adjustments

Adjusted EBITDA for the fourth quarter of 2018 excludes $5.2 million of one-time items related to non-cash stock compensation expense.

Balance Sheet and Capital

Total debt outstanding as of December 31, 2018 was $340.7 million, net of unamortized debt discounts and unamortized deferred charges and excluding capital lease obligations, compared to $341.0 million as of September 30, 2018. As of December 31, 2018, cash and equivalents totaled $80.2 million, compared to $82.8 million as of September 30, 2018.

Total available liquidity as of December 31, 2018 was approximately $264.2 million, which included cash and availability under our asset-based credit facility. Total operating cash flow for the fourth quarter of 2018 was approximately $99.2 million. These operating cash flows, combined with balance sheet cash, were primarily used to fund capital expenditures of approximately $52.2 million, stock repurchases of $35.5 million and debt service of approximately $7.0 million, excluding capital lease obligations.

Stock Repurchase Program Update

During the fourth quarter of 2018, Keane repurchased approximately 3.1 million of its common shares for $35.5 million. For the full-year 2018, Keane repurchased a total of 8.1 million of its common shares for $105.0 million, representing approximately 8% of outstanding shares. Effective February 25, 2019, Keane’s Board of Directors authorized a reset of capacity on its existing stock repurchase program back to $100.0 million and extended the program’s expiration to December 2019.

The stock repurchase program does not obligate Keane to purchase any shares of common stock during any period and the program may be modified or suspended at any time at the Company's discretion.

Outlook

For the first quarter of 2019, total revenue is expected to range between $400 million and $420 million. Keane’s hydraulic fracturing fleet for the first quarter of 2019 will include 29.0 deployable fleets, of which, 22.0 are expected to be deployed. Of this amount, Keane expects to achieve utilization of approximately 90%, resulting in the equivalent of approximately 20.0 fully-utilized hydraulic fracturing fleets during the quarter. Annualized Adjusted Gross Profit per fleet, based on 20.0 fully-utilized fleets, is expected to range between $15.0 million and $17.0 million, including approximately $10 million of labor and maintenance costs associated with keeping a portion of our fleets market-ready.

“We expect sequential revenue declines in the first quarter, driven by increased direct sourcing of sand by certain customers, disruptions in activity from abnormal weather, delays in pad readiness and some price concessions,” continued Mr. Drummond. “The significant and rapid oil price decline emerging late in the fourth quarter disrupted budget cycles for many E&Ps, while awaiting better visibility into the commodity outlook. We remain disciplined, as evidenced by our decision to idle three fleets early in the first quarter after evaluating several market opportunities which did not meet our economic hurdles. Current supply and demand dynamics has led to some pressure on net pricing on deployed fleets, however, most of our customers collaborated with us exhibiting their commitment to our long-term partnership.”

“By the end of the first quarter of 2019, we expect approximately $20 million of adjusted EBITDA tailwind, driven by the abatement of disruptions in activity from abnormal weather, delays in pad readiness and the resolution of strategic labor and maintenance investments we’ve made,” continued Mr. Powell. “Our baseload of activity is strong, with most of our 22 currently deployed fleets committed at least through the end of the year, and 7 currently idle fleets available to support future growth. Regardless of the shape of recovery in activity, we are positioned to generate more than $100 million of free cash flow in 2019 after debt service and capital expenditures. We remain focused on delivering shareholder value by employing a thoughtful and disciplined approach to capital allocation, including maintaining a strong balance sheet and asset base, and returning capital to shareholders.”

Conference Call

On February 26, 2019, Keane will hold a conference call for investors at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) to discuss Keane’s fourth quarter and full-year 2018 results. Hosting the call will be Robert Drummond, Chief Executive Officer, and Greg Powell, President and Chief Financial Officer. The call can be accessed live over the telephone by dialing (877) 407-9208, or for international callers, (201) 493-6784. A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers (412) 317-6671. The passcode for the replay is 13686481. The replay will be available until March 12, 2019.

About Keane Group, Inc.

Headquartered in Houston, Texas, Keane is one of the largest pure-play providers of integrated well completion services in the U.S., with a focus on complex, technically demanding completion solutions. Keane's primary service offerings include horizontal and vertical fracturing, wireline perforation and logging, engineered solutions and cementing, as well as other value-added service offerings.

Definitions of Non-GAAP Financial Measures and Other Items

Keane has included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures in this press release, including Adjusted EBITDA and Adjusted Gross Profit and ratios based on these financial measures. These measurements provide supplemental information which Keane believes is useful to analysts and investors to evaluate its ongoing results of operations, when considered alongside GAAP measures such as net income and operating income. These non-GAAP financial measures exclude the financial impact of items management does not consider in assessing Keane’s ongoing operating performance, and thereby facilitate review of Keane’s operating performance on a period-to-period basis. Other companies may have different capital structures, and comparability to Keane’s results of operations may be impacted by the effects of acquisition accounting on its depreciation and amortization. As a result of the effects of these factors and factors specific to other companies, Keane believes Adjusted EBITDA and Adjusted Gross Profit provide helpful information to analysts and investors to facilitate a comparison of its operating performance to that of other companies.

Adjusted EBITDA is defined as net income (loss) adjusted to eliminate the impact of interest, income taxes, depreciation and amortization, along with certain items management does not consider in assessing ongoing performance. Adjusted Gross Profit is defined as Adjusted EBITDA, further adjusted to eliminate the impact of all activities in the Corporate segment, such as selling, general and administrative expenses, along with cost of services that management does not consider in assessing ongoing performance.

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” “positioned” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding the Company’s plans, objectives, future opportunities for the Company’s services, future financial performance and operating results and any other statements regarding Keane's future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Keane's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to the operations of Keane; the Company’s future financial condition, results of operations, strategy and plans; results of litigation, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Keane's services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of pressure pumping equipment, including as a result of low commodity prices, reactivation or construction; liabilities from operations; weather; decline in, and ability to realize, backlog; equipment specialization and new technologies; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and in integrating acquisitions; product liability; political, economic and social instability risk; ability to effectively identify and enter new markets; cybersecurity risk; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; and anti-takeover measures in our charter documents.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Keane's Securities and Exchange Commission (“SEC”) filings, including the most recently filed Forms 10-Q and 10-K. Keane's filings may be obtained by contacting Keane or the SEC or through Keane's website at http://www.keanegrp.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. Keane undertakes no obligation to publicly update or revise any forward-looking statement.

Contact:
Investor Relations
(713) 893-3602

Marc Silverberg, ICR
marc.silverberg@icrinc.com

KEANE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS & COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended December 31,		Three Months Ended September 30,
	2018	2017	2018
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$486,549	$501,490	$558,908
Operating costs and expenses:
Cost of services	372,654	389,096	436,799
Depreciation and amortization	71,403	49,964	68,287
Selling, general and administrative expenses	28,466	24,611	27,783
(Gain) loss on disposal of assets	(122)	(2,418)	1,113
Total operating costs and expenses	472,401	461,253	533,982
Operating income	14,148	40,237	24,926
Other income (expenses):
Other income	(2,386)	9,316	14,454
Interest expense	(6,219)	(7,318)	(5,978)
Total other income (expense)	(8,605)	1,998	8,476
Income before income taxes	5,543	42,235	33,402
Income tax benefit (expense)	585	1,712	(2,623)
Net income	6,128	43,947	30,779
Other comprehensive income (loss):
Foreign currency translation adjustments	(77)	(12)	28
Hedging activities	(4,309)	785	1,119
Total comprehensive income	$1,742	$44,720	$31,926

Net income per share, basic	$0.06	$0.39	$0.28
Weighted average shares, basic	105,265	111,707	108,825

KEANE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS & COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Year ended December 31,
	2018	2017
	(Unaudited)	(Unaudited)
Revenue	$2,137,006	$1,542,081
Operating costs and expenses:
Cost of services	1,660,546	1,282,561
Depreciation and amortization	259,145	159,280
Selling, general and administrative expenses	114,258	93,526
(Gain) loss on disposal of assets	5,047	(2,555)
Total operating costs and expenses	2,038,996	1,532,812
Operating income	98,010	9,269
Other income (expenses):
Other income (expense)	(905)	13,963
Interest expense	(33,504)	(59,223)
Total other expenses	(34,409)	(45,260)
Income (loss) before income taxes	63,601	(35,991)
Income tax expense	(4,270)	(150)
Net income (loss)	59,331	(36,141)
Other comprehensive income (loss):
Foreign currency translation adjustments	(114)	96
Hedging activities	(880)	791
Total comprehensive income (loss)	$58,337	$(35,254)

Net income (loss) per share, basic	$0.54	$(0.34)
Weighted average shares, basic	109,335	106,321

KEANE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2018	2017
ASSETS	(Unaudited)	(Audited)
Current Assets:
Cash and cash equivalents	$80,206	$96,120
Trade and other accounts receivable, net	210,428	238,018
Inventories, net	35,669	33,437
Assets held for sale	176	—
Prepaid and other current assets	5,784	8,519
Total current assets	332,263	376,094
Property and equipment, net	531,319	468,000
Goodwill	132,524	134,967
Intangible assets	51,904	57,280
Other noncurrent assets	6,569	6,775
Total Assets	$1,054,579	$1,043,116
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$106,702	$92,348
Accrued expenses	101,539	135,175
Customer contract liabilities	60	5,000
Current maturities of capital lease obligations	4,928	3,097
Current maturities of long-term debt	2,776	1,339
Stock based compensation - current	4,281	4,281
Other current liabilities	294	914
Total current liabilities	220,580	242,154
Capital lease obligations, less current maturities	5,581	4,796
Long-term debt, net(1) less current maturities	337,954	273,715
Stock based compensation – non-current	—	4,281
Other non-current liabilities	3,283	5,078
Total non-current liabilities	346,818	287,870
Total liabilities	567,398	530,024
Shareholders’ equity:
Stockholders’ equity	456,485	542,192
Retained earnings (deficit)	31,494	(27,372)
Accumulated other comprehensive income (loss)	(798)	(1,728)
Total shareholders’ equity	487,181	513,092
Total liabilities and shareholders’ equity	$1,054,579	$1,043,116

(1)	Net of unamortized deferred financing costs and unamortized debt discounts.

KEANE GROUP, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED FINANCIAL AND OPERATING DATA
(unaudited, amounts in thousands, except for non-financial statistics)

	Three Months Ended December 31,		Three Months Ended September 30,
	2018	2017	2018
Completion Services:
Revenues	$475,158	$495,519	$548,418
Cost of services	360,430	382,880	425,928
Gross profit	114,728	112,639	122,490
Depreciation, amortization and administrative expenses, and impairment	66,793	44,711	64,579
Operating income	$48,025	$65,885	$56,771

Average hydraulic fracturing fleets deployed	25.0	26.0	27.0
Average hydraulic fracturing fleet utilization	88%	100%	89%
Wireline - fracturing fleet bundling percentages	79%	78%	77%
Average annualized revenue per fleet deployed (1)	$86,392	$76,234	$91,403
Average annualized adjusted gross profit per fleet deployed (1)	$20,860	$17,316	$20,453
Adjusted gross profit	$114,728	$112,554	$122,717

Other Services (2):
Revenues	$11,391	$5,971	$10,490
Cost of services	12,224	6,216	10,871
Gross loss	(833)	(245)	(381)
Depreciation, amortization and administrative expenses, and impairment	871	1,434	840
Operating income (loss)	(1,704)	1,697	(1,221)
Adjusted gross profit (loss)	$(833)	$548	$(381)

(1)
For the fourth quarter of 2018, average annualized revenue per fleet deployed and average annualized adjusted gross profit per fleet deployed was calculated using the equivalent of 22.0 fully-utilized hydraulic fracturing fleets, which represents 88% utilization of the Company's 25.0 average hydraulic fracturing fleets deployed.

(2)
Other Services segment includes exclusively the cementing division from January 1, 2018. The Company’s workover rigs were sold during the third and fourth quarters of 2017. The Company’s coiled tubing assets were sold during the fourth quarter of 2017.

KEANE GROUP, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED FINANCIAL AND OPERATING DATA
(unaudited, amounts in thousands, except for non-financial statistics)

	Year Ended December 31,
	2018	2017
Completion Services:
Revenues	$2,100,956	$1,527,287
Cost of services	1,622,106	1,269,263
Gross profit	478,850	258,024
Depreciation, amortization and administrative expenses, and impairment	241,169	141,385
Operating income	$234,756	$115,691

Average hydraulic fracturing fleets deployed	26.1	21.1
Average hydraulic fracturing fleet utilization	94%	81%
Wireline - fracturing fleet bundling percentages	78%	70%
Average annualized revenue per fleet deployed (1)	$85,405	$72,383
Average annualized adjusted gross profit per fleet deployed (1)	$19,475	$12,920
Adjusted gross profit	$479,077	$272,614

Other Services (2):
Revenues	$36,050	$14,794
Cost of services	38,440	13,298
Gross profit (loss)	(2,390)	1,496
Depreciation, amortization and administrative expenses, and impairment	4,428	5,757
Operating loss	(6,818)	(197)
Adjusted gross profit (loss)	$(2,390)	$2,346

(1)
For 2018, average annualized revenue per fleet deployed and average annualized adjusted gross profit per fleet deployed were calculated using the equivalent of 24.0 and 22.0 fully-utilized fleets for the third quarter of 2018 and fourth quarter of 2018, respectively, which represents 89% utilization of the Company's 27.0 average hydraulic fracturing fleets deployed in the third quarter of 2018 and 88% utilization of the Company's 25.0 average hydraulic fracturing fleets deployed in the fourth quarter of 2018.

(2)
Other Services segment includes exclusively the cementing division from January 1, 2018. The Company’s workover rigs were sold during the third and fourth quarters of 2017. The Company’s coiled tubing assets were sold during the fourth quarter of 2017.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended December 31, 2018
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$48,025	$(1,704)	$(40,193)	$6,128
Interest expense, net	—	—	6,219	6,219
Income tax expense	—	—	(585)	(585)
Depreciation and amortization	66,793	871	3,739	71,403
EBITDA	$114,818	$(833)	$(30,820)	$83,165
Plus Management Adjustments:
Non-cash stock compensation (1)	—	—	5,242	5,242
Adjusted EBITDA	$114,818	$(833)	$(25,578)	$88,407
Selling, general and administrative	—	—	28,466	28,466
Gain on disposal of assets	(90)	—	(32)	(122)
Other expense	—	—	2,386	2,386
Less Management Adjustments not associated with cost of services	—	—	(5,242)	(5,242)
Adjusted gross profit (loss)	$114,728	$(833)	$—	$113,895

(1) Represents non-cash amortization of equity awards issued under Keane Group, Inc.’s Equity and Incentive Award Plan (the “Equity Plan”). According to the Equity Plan, the Compensation Committee of the Board of Directors can approve awards in the form of restricted stock, restricted stock units, and/or other deferred compensation. Consistent with prior policy, amortization of awards is made ratably over the vesting periods, beginning with the grant date, based on the total fair value determined on grant date and recorded in selling, general and administrative expenses.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended September 31, 2018
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$56,771	$(1,221)	$(24,771)	$30,779
Interest expense, net	—	—	5,978	5,978
Income tax benefit	—	—	2,623	2,623
Depreciation and amortization	64,579	840	2,868	68,287
EBITDA	$121,350	$(381)	$(13,302)	$107,667
Plus Management Adjustments:
Acquisition, integration and expansion (1)	227	—	301	528
Non-cash stock compensation (2)	—	—	4,809	4,809
Other (3)	—	—	(12,127)	(12,127)
Adjusted EBITDA	$121,577	$(381)	$(20,319)	$100,877
Selling, general and administrative	—	—	27,783	27,783
(Gain) loss on disposal of assets	1,140	—	(27)	1,113
Other income	—	—	(14,454)	(14,454)
Less Management Adjustments not associated with cost of services	—	—	7,017	7,017
Adjusted gross profit (loss)	$122,717	$(381)	$—	$122,336

(1) Represents integration costs related to the asset acquisition from RSI, of which $0.2 million was recorded in cost of services and $0.3 million was recorded in selling, general and administrative expenses.
(2) Represents non-cash amortization of equity awards issued under the Equity Plan, which is recorded in selling, general and administrative expenses.
(3) Represents gain of $14.9 million recognized for insurance proceeds received in connection with a fire that damaged a portion of one hydraulic fracturing fleet on July 1, 2018, which was recorded in (gain) loss on disposal of assets, offset by $2.8 million of legal contingencies, which were recorded in selling, general and administrative expenses.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended December 31, 2017
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$65,885	$1,697	$(23,635)	$43,947
Interest expense, net	—	—	7,318	7,318
Income tax expense	—	—	(1,712)	(1,712)
Depreciation and amortization	44,711	1,434	3,819	49,964
EBITDA	$110,596	$3,131	$(14,210)	$99,517
Plus Management Adjustments:
Acquisition, integration and expansion (1)	(86)	(3,377)	(8,889)	(12,352)
Offering-related expenses (2)	—	—	1,184	1,184
Commissioning costs	—	794	—	794
Non-cash stock compensation (3)	—	—	3,244	3,244
Other (4)	—	—	1,444	1,444
Adjusted EBITDA	$110,510	$548	$(17,227)	$93,831
Selling, general and administrative	—	—	24,611	24,611
(Gain) loss on disposal of assets	2,044	(3,377)	(1,085)	(2,418)
Other income	—	—	(9,316)	(9,316)
Less Management Adjustments not associated with cost of services	—	3,377	3,017	6,394
Adjusted gross profit	$112,554	$548	$—	$113,102

1) Corporate and Other segment represents adjustment to the CVR liability, insurance recoveries associated with the acquisition of a majority of the U.S. assets and assumed certain liabilities of Trican Well Service, L.P. (the "Acquired Trican Operations"), lease termination costs and other expenses associated with organic growth initiatives. Completion Services and Other Services segment represents gain on the sale of coiled tubing assets.
(2) Represents a portion of professional fees and other miscellaneous expenses to consummate the secondary common stock offering completed in January 2018. These expenses were recorded in selling, general and administrative expenses.
(3) Represents non-cash amortization of equity awards issued under the Equity Plan, which is recorded in selling, general and administrative expenses.
(4) Represents contingency accruals related to certain litigation claims. These costs were recorded in selling, general and administrative expenses.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Year Ended December 31, 2018
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$234,756	$(6,818)	$(168,607)	$59,331
Interest expense, net	—	—	33,504	33,504
Income tax expense	—	—	4,270	4,270
Depreciation and amortization	241,169	4,428	13,548	259,145
EBITDA	$475,925	$(2,390)	$(117,285)	$356,250
Plus Management Adjustments:
Acquisition, integration and expansion (1)	227	—	16,382	16,609
Offering-related expenses (2)	—	—	12,969	12,969
Non-cash stock compensation (3)	—	—	17,166	17,166
Other (4)	—	—	(11,138)	(11,138)
Adjusted EBITDA	$476,152	$(2,390)	$(81,906)	$391,856
Selling, general and administrative	—	—	114,258	114,258
Loss on disposal of assets	2,925	—	2,122	5,047
Other expense	—	—	905	905
Less Management Adjustments not associated with cost of services	—	—	(35,379)	(35,379)
Adjusted gross profit (loss)	$479,077	$(2,390)	$—	$476,687

(1) Represents adjustment to the contingent value right liability based on the final agreed-upon settlement of $13.2 million, which was recorded in other income (expense), net and a markdown to fair value of idle real estate pending for sale in Mathis, Texas acquired as part of the Acquired Trican Operations of $2.7 million, which was recorded in (gain) loss on disposal of assets. Also represents integration costs related to the asset acquisition from RSI, of which $0.2 million was recorded in cost of services and $0.5 million was recorded in selling, general and administrative expenses.
(2) Represents primarily professional fees and other miscellaneous expenses to consummate the secondary common stock offering completed in January 2018. These expenses were recorded in selling, general and administrative expenses, as Keane did not receive any proceeds in the offering to offset the expenses.
(3) Represents non-cash amortization of equity awards issued under the Equity Plan, which is recorded in selling, general and administrative expenses.
(4) Represents gain recognized for insurance proceeds received in connection with a fire that damaged a portion of one hydraulic fracturing fleet on July 1, 2018, which was recorded in (gain) loss on disposal of assets. Also represents legal contingencies, rating agency fees for establishing initial ratings in connection with entering into a new $350 million senior secured term facility and bond offering costs, which were recorded in selling, general and administrative expenses.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Year Ended December 31, 2017
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$115,692	$(197)	$(151,636)	$(36,141)
Interest expense, net	—	—	59,223	59,223
Income tax expense	—	—	150	150
Depreciation and amortization	141,385	5,757	12,138	159,280
EBITDA	$257,077	$5,560	$(80,125)	$182,512
Plus Management Adjustments:
Acquisition, integration and expansion (1)	1,750	(3,320)	(3,104)	(4,674)
Offering-related expenses (2)	1,266	—	5,803	7,069
Commissioning costs	11,574	794	197	12,565
Non-cash stock compensation (3)	—	—	10,578	10,578
Other (4)	—	(900)	7,375	6,475
Adjusted EBITDA	$271,667	$2,134	$(59,276)	$214,525
Selling, general and administrative	—	—	93,526	93,526
(Gain) loss on disposal of assets	947	(4,064)	562	(2,555)
Other income	—	—	(13,963)	(13,963)
Less Management Adjustments not associated with cost of services	—	4,276	(20,849)	(16,573)
Adjusted gross profit (loss)	$272,614	$2,346	$—	$274,960

(1) Represents professional fees, integration and divestiture costs, lease-termination costs, adjustment to the CVR liability, severance, start-up and other costs associated with the acquisition of RockPile and the Acquired Trican Operations and other expenses associated with organic growth initiatives. Of these costs, $1.8 million was recorded in cost of services, $10.7 million was recorded in selling, general and administrative expenses, $3.4 million in gain on disposal of assets and $13.4 million in other income.
(2) Represents fees and other miscellaneous expenses required to carry out the reporting, prior years' audits and organizational (legal entities) restructuring to ready the Company for its IPO and the eventual consummation of its offering, as well as the consummation of the secondary common stock offering completed in January 2018. These expenses were recorded in selling, general and administrative expenses. Also represents one-time IPO bonuses paid to key operational and corporate employees; recorded $1.3 million as cost of services for operations employees, while the remaining was recorded in selling, general and administration expenses. One-time IPO bonuses were paid out during the first quarter of 2017.
(3) Represents non-cash amortization of equity awards issued under the Equity Plan, which is recorded in selling, general and administrative expenses.
(4) Represents contingency accruals related to certain litigation claims and readiness costs associated with Keane's initial internal control design documentation for Sarbanes-Oxley compliance, using COSO 2013 framework, beginning in 2018. These costs were recorded in selling, general and administrative expenses. Also represents net (gain) loss on disposal of assets, which was recorded in (gain) loss on disposal of assets.